SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2009 (February 17, 2009)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 to Form 8-K amends and restates the Form 8-K/A filed by Chembio Diagnostics, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on February 26, 2009 in response to a letter the Company received from the SEC on February 25, 2009.  This Amendment No. 2 responds to telephonic comments the Company received from the SEC on March 2, 2009.  The SEC requested that the Company modify the disclosure regarding the resignation of its former auditor and the hiring of a new auditor to comply specifically with the language in Item 304 of Regulation S-K.

ITEM 4.01.                                   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On February 16, 2009, the practice of Lazar Levine & Felix LLP  (“Lazar”), an independent registered public accounting firm, was acquired by Parente Randolph, LLC (“Parente”) in a transaction pursuant to which Lazar merged its operations into Parente  and certain of the professional staff and partners of Lazar joined Parente either as employees or partners of Parente. On February 19, 2009, as a result of this transaction, Lazar resigned from its role as principal auditor of the Company’s financial statements.  The Company, through and with the approval of the Audit Committee of the Company’s Board of Directors, engaged Parente as its independent registered public accounting firm.

The reports of independent registered public accounting firm of Lazar regarding the Company’s financial statements for the fiscal years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2008 and 2007, and during the interim period from the end of the most recently completed fiscal year through February 19, 2009, the date of resignation, there were no disagreements with Lazar on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Lazar would have caused it to make reference to such disagreement in its reports.

During the years ended December 31, 2008 and 2007, and during the interim period from the end of the most recently completed fiscal year through February 19, 2009, the date of engagement, the Company did not consult with Parente regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinions that might be rendered by Parente on the Company’s financial statements.  Parente did not provide the Company a written report or any oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

In addition, during the years ended December 31, 2008 and 2007, and during the interim period from the end of the most recently completed fiscal year through February 19, 2009, the date of engagement, the Company did not consult with Parente on any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to this item) or a reportable event (as described in Item304(a)(1)(v) of Regulation S-K).  As such none of the required disclosures under Item 304(a)(2)(ii) apply.

The Company provided Lazar with a copy of this Amendment No. 2 on Form 8-K/A prior to its filing with the Securities and Exchange Commission and requested that Lazar furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated March 3, 2009, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Amendment No.2 on Form 8-K/A.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.
16.1    Letter from Lazar Levine & Felix LLP to the SEC dated March 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 3, 2009                                                 Chembio Diagnostics, Inc.

By:    /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer